Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333- 256496) of PHX Minerals Inc.,

(2) Registration Statement (Form S-3 No. 333- 260531) of PHX Minerals Inc.,

(3) Registration Statement (Form S-3 No. 333-262165) of PHX Minerals Inc.,

(4) Registration Statement (Form S-8 No. 333- 261627) pertaining to the 2021 Long-Term Incentive Plan of PHX Minerals Inc.,

(5) Registration Statement (Form S-8 No. 333- 245670) pertaining to the Restricted Stock Plan of PHX Minerals Inc.,

and

(6) Registration Statement (Form S-8 No. 333-273801) pertaining to the 2021 Long-Term Incentive Plan of PHX Minerals Inc.

of our reports dated March 12, 2024, with respect to the consolidated financial statements of PHX Minerals Inc. included in this Annual Report (Form 10-K) of PHX Minerals Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Oklahoma City, Oklahoma

March 12, 2024